EXHIBIT 4.4

                               AMENDMENT NO. 2

                          TO THE INFORMIX CORPORATION

                  FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

                                April 26, 2002


         This AMENDMENT NO. 2 ("Amendment No. 2") is being entered into as of the date first written above, between Ascential Software Corporation (formerly known as Informix Corporation), a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association, as Rights Agent ("EquiServe"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

         WHEREAS, the Company is a party to, and EquiServe is a successor in interest to the Rights Agent under, the First Amended and Restated Rights Agreement, dated as of August 12, 1997, between Informix Corporation and BankBoston, N.A, as Rights Agent, as amended by an Amendment to the Informix Corporation First Amended and Restated Rights Agreement ("Amendment No. 1"), dated as of November 17, 1997 (the "Rights Agreement");

         WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date the Company may supplement or amend the Rights Agreement without the approval of any of the holders of Rights; and

         WHEREAS, the Company now desires to amend the Rights Agreement and to update certain information therein, as set forth in this Amendment No. 2, and deems such amendments and updates to be necessary and desirable.

         NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Parties hereby agree as follows:

1. The title of the Rights Agreement shall be changed to: The Ascential Software Corporation First Amended and Restated Rights Agreement.

2. All references in the Rights Agreement to "Informix Corporation" shall be replaced with "Ascential Software Corporation."

3. All references in the Rights Agreement to "BankBoston, N.A." as the shall be replaced with "EquiServe Trust Company, N.A."

4. The Definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

               "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."

5. Section 11(a)(iv) of the Rights Agreement is hereby amended in its entirety to read as follows:

               In the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercised in full of the Rights the Company shall: (A) determine the excess of
          (1) the value of the Common Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each such Right, make adequate provision to substitute for such Common Shares, upon exercise of the Rights (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares (such shares or units of shares of preferred stock are herein called "common stock equivalents"), (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based on the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Triggering Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this
          Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.

6. Section 26 of the Rights Agreement is hereby amended in its entirety to read as follows:

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Ascential Software Corporation
          50 Washington Street
          Westboro, Massachusetts 01581
          Attention:  General Counsel

          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          EquiServe Trust Company, N.A.
          150 Royall Street
          Canton, Massachusetts 02021
          Attention:  Client Administration

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

7. The Form of Rights Certificate, as set forth in Exhibit A to the Rights Agreement, is hereby amended in its entirety to read as set forth in Exhibit A hereto.

8. This Amendment No. 2 replaces and supercedes the provisions of Amendment No. 1 in its entirety.

9. The Rights Agreement may be amended and restated to reflect the provisions of this Amendment No. 2.

10. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby, and all references to the Rights Agreement shall be deemed to include this Amendment No. 2.

11. This Amendment No. 2 shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


               [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.


                                           ASCENTIAL SOFTWARE CORPORATION



                                           By:   /s/ Scott Semel
                                                 ------------------------------
                                                 Name:   Scott Semel
                                                 Title:  Vice President, Legal,
                                                         General Counsel and
                                                         Secretary


                                           EQUISERVE TRUST COMPANY, N.A.



                                           By:  /s/ Margaret M. Prentice
                                                -------------------------------
                                                Name:   Margaret M. Prentice
                                                Title:  Managing Director

                                                                     Exhibit A
                                                                     ---------


                          Form of Rights Certificate


Certificate No. R-                                                  ____  Rights

         NOT EXERCISABLE AFTER JULY 25, 2005 OR EARLIER IF TERMINATED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.0l PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS AGREEMENT.]*

_____________
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the sentence immediately preceding it.



                              Rights Certificate

                           -------------------------


         This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement, as amended (the "Rights Agreement") to purchase from Ascential Software Corporation (the "Company") at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Boston time, on July 25, 2005, at the office of EquiServe Trust Company, N.A. (the "Rights Agent") designated for such purpose, or at the office of its successor as Rights Agent, one fully paid and nonassessable share of Common Stock, par value $.0l per share, (the "Common Shares"), of the Company, at a purchase price of $60.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above are the number and Purchase Price as of August 12, 1997, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated by reference and made a part hereof. Reference is made to the Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company, at its option, at a redemption price of $.01 per Right or (ii) may be exchanged by the Company in whole or in part for Common Shares, substantially equivalent rights or other consideration as determined by the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate amount of securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         No fractional portion of a Common Share will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, __________.



ATTEST:                                        ASCENTIAL SOFTWARE CORPORATION


_____________________________                  By: ____________________________
Secretary                                          President


Countersigned:

EQUISERVE TRUST COMPANY, N.A.



By:  _________________________
      Authorized Signatory